THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law

September 29, 2010

Robert E. Jorgensen, CEO
Desert Hawk Gold Corp.

Re:  Registration Statement on Form S-1

Dear Mr. Jorgensen:

I have acted as counsel for Desert Hawk Gold Corp., a Nevada corporation  (the “Company”) in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Registration Statement registers the offering and sale by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “Securities”):

(a)            up to an aggregate of 958,033 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”)  issuable upon conversion of the Series A Preferred Stock  to be offered and sold by a Selling Stockholder in the Secondary Offering (the “Preferred Convertible Shares”);

(b)           up to an aggregate of 1,371,428 shares of Common Stock issuable upon conversion of outstanding promissory notes held by the selling stockholders and issuance of penalty shares upon these promissory notes (the “Selling Stockholder Convertible/Penalty Shares”) to be offered and sold in the Secondary Offering; and

(c)           up to an aggregate of 5,997,610 shares of Common Stock (the “Selling Stockholder Shares”) to be offered and sold by the Selling Stockholders in the Secondary Offering.

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Amended and Restated Articles of Incorporation, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that pursuant to the corporate laws of the State of Nevada, including all relevant provisions of the state constitution and all judicial interpretations interpreting such provisions:

(i)             the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)            the Preferred Convertible Shares, when issued by the Company and sold by the Selling Stockholder in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

Robert E. Jorgensen, CEO
September 29, 2010

(iii)          the Selling Stockholder Convertible/Penalty Shares, when issued by the Company and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iv)          the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related Prospectus under the heading “Legal Matters.”

Very truly yours,

/s/ Ronald N. Vance